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Exhibit 5.1


               Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

                              One Financial Center
                           Boston, Massachusetts 02111
                                                                617 542 6000
                                                                617 542 2241 FAX


                                  June 6, 2001

EPIX Medical, Inc.
71 Rogers Street
Cambridge, MA  02142

Ladies and Gentlemen:

         We have acted as counsel to EPIX Medical, Inc., a Delaware corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 100,000 additional shares (the "Shares") of its common stock, $.01 par value per share (the "Common Stock"), to be offered for sale by the Company from time to time under the Company's Amended and Restated 1996 Director Stock Option Plan (the "Plan"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.

         In connection with this opinion, we have examined the Company's Restated Certificate of Incorporation, as amended and the Company's Amended and Restated Bylaws, both as currently in effect; such other records of the corporate proceedings of the Company as we have deemed relevant; and the Registration Statement and the exhibits thereto.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

         Based upon the foregoing, we are of the opinion that:

         1. The Shares have been duly and validly authorized by the Company.

         2. When issued in accordance with the terms of the Plan, the Shares will be validly issued, fully paid and non-assessable.

         Our opinion is limited to applicable provisions of the Delaware Constitution and the General Corporation Law of the State of Delaware ("Delaware Law") and judicial decisions interpreting Delaware Law. We express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction.


           BOSTON    NEW YORK    RESTON    WASHINGTON    NEW HAVEN
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MINTZ, LEVIN, COHN, FERRIS, GLOVSKY AND POPEO, P.C.


June 6, 2001
Page 2



         We hereby consent to the inclusion of this opinion in the Registration Statement and to the references to this firm contained therein.

                                         Very truly yours,

                                         /s/ Mintz, Levin, Cohn, Ferris,
                                         Glovsky and Popeo, P.C.

                                         MINTZ, LEVIN, COHN, FERRIS,
                                         GLOVSKY AND POPEO, P.C.



           BOSTON    NEW YORK    RESTON    WASHINGTON    NEW HAVEN